KPMG PEAT MARWICK LLP                               Telephone:      305-358-2300
CERTIFIED PUBLIC ACCOUNTANTS                        Telecopier:     305-577-0544
One Biscayne Tower
Suite 2900
2 South Biscayne Boulevard
Miami, FL 33131


The Board of Directors and Shareholders
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated October 20, 1997 related to our review of interim financial information:

     Form S-3:

    /bullet/  Registration Statement No. 33-20359 covering
              $1,000,000,000 aggregate principal amount of debt securities.

    /bullet/ Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

    /bullet/ Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.


     Form S-8:

    /bullet/ Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

    /bullet/ Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

    /bullet/ Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

    /bullet/ Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

    /bullet/ Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

    /bullet/  Registration Statement No. 33-442507 covering the Ryder
              Student Transportation Services, Inc. Retirement /Savings Plan.

    /bullet/ Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

    /bullet/ Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

    /bullet/ Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

The Board of Directors and Shareholders
Ryder System, Inc.
Page 2



    /bullet/ Registration Statement No. 33-58045 covering the Ryder System, Inc. Savings Restoration Plan.

    /bullet/ Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

    /bullet/ Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

    /bullet/ Registration Statement No. 333-19515 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

    /bullet/ Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.


Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                                  /s/ KPMG PEAT MARWICK LLP
Miami, Florida
November 13, 1997